LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



Know all by these presents, that the undersigned's hereby makes,

constitutes and appoints Robert C. Goodwin, Jr. as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5
(including any amendments thereto) with respect to the securities of
Chindex International, Inc., a corporation (the "Company"), with the United
States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)    seek or obtain, as the undersigned's
representative and on the
undersigned's behalf, information on
transactions in the Company's
securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The
undersigned acknowledges that:

(1)    this Power of Attorney
authorizes, but does not require, such
attorney-in-fact to act in their
discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)    any documents
prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)    neither
the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the
Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the
Exchange Act; and

(4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

    The
undersigned hereby gives and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.


This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 15th day of August, 2003.






Alfred Daniel Fulton
   Signature





Alfred Daniel Fulton
   Print Name



STATE OF

COUNTY OF




    On this ___________ day of ____________, ______________,

________________ personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal.




_________________________________

Notary Public




_________________________________
				    My
Commission Expires: